UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2014

Tetraphase Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35837	20-5276217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Street, Suite 110, Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 715-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2014, the compensation committee of the board of directors of Tetraphase Pharmaceuticals, Inc. (the “Company”) approved amendments to the employment agreements to which the Company is a party with each of its executive officers to modify the benefits provided under those letters upon termination without cause and upon or following a change of control event.

Benefits Provided Upon Termination Without Cause

Under the terms of the revised employment agreements, if an executive’s employment is terminated by the Company without cause, subject to the executive’s signing a general release of potential claims against the Company:

•	in the case of Guy Macdonald, (1) he will be entitled to continue to receive his monthly base salary for a period of 12 months (previously nine months) and (2) the Company will continue to provide medical and dental benefits (to the extent that he was receiving them at the time of termination) for 12 months (previously nine months);

•	in the case of each of David Lubner and Patrick Horn, (1) he will be entitled to continue to receive his monthly base salary for a period of 12 months (previously six months) and (2) the Company will continue to provide medical and dental benefits (to the extent that he was receiving them at the time of termination) for 12 months (previously six months); and

•	in the case of Joyce Sutcliffe, (1) she will be entitled to continue to receive her monthly base salary for a period of six months (previously three months), and (2) the Company will continue to provide medical and dental benefits (to the extent that she was receiving them at the time of termination) for six months (previously three months).

Benefits Provided Upon or Following a Change of Control

Under the terms of the revised employment agreements, if, upon a change of control event (as defined in the applicable employment agreement) or any time during the 12 months following a change of control event, the executive officer’s employment is terminated by the Company or the succeeding company, as applicable, without cause or he or she terminates his or her employment for good reason (as defined in the applicable employment agreement), subject to the executive’s signing a general release of potential claims against the Company or the succeeding company, as applicable, and in lieu of receiving the benefits described above in connection with a termination without cause:

•	in the case of Guy Macdonald, (1) he will be entitled to continue to receive his monthly base salary for a period of 18 months, (2) he will be entitled to receive a lump sum payment equal to 150% of his target bonus at the time he ceases to be employed by the Company or the succeeding company, as applicable, and (3) the Company or the succeeding company, as applicable, will continue to provide medical and dental benefits (to the extent that he was receiving them at the time he ceased to be employed by the Company) for eighteen months;

•	in the case of each of David Lubner and Patrick Horn, (1) he will be entitled to continue to receive his monthly base salary for a period of 12 months, (2) he will be entitled to receive a lump sum payment equal to 100% of his target bonus at the time he ceases to be employed by the Company or the succeeding company, as applicable, and (3) the Company or the succeeding company, as applicable, will continue to provide medical and dental benefits (to the extent that he was receiving them at the time he ceased to be employed by the Company) for 12 months;

•	in the case of each of Joyce Sutcliffe, (1) she will be entitled to continue to receive her monthly base salary for a period of six months, (2) she will be entitled to receive a lump sum payment equal to 50% of her target bonus at the time she ceases to be employed by the Company or the succeeding company, as applicable, and (3) the Company or the succeeding company, as applicable, will continue to provide medical and dental benefits (to the extent that she was receiving them at the time she ceased to be employed by the Company) for six months; and

•	in the case of each of the executive officers, the stock options held by such executive officer will vest in full.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ David C. Lubner
Date: January 14, 2014		David C. Lubner Senior Vice President and Chief Financial Officer